Exhibit 99.2

Form of Instruction Booklet

to the

Letter of Transmittal for the

REDEMPTION OF

CAROLINA GROUP STOCK

BY

LOEWS CORPORATION

Pursuant to the Information Statement, Dated                     , 2008

THE REDEMPTION DATE IS CURRENTLY SCHEDULED FOR 9:00 A.M., NEW YORK CITY TIME, ON , 2008. LOEWS MAY EXTEND THE REDEMPTION DATE ON ONE OR MORE OCCASIONS TO A DATE THAT IS NOT LESS THAN TEN DAYS AFTER ANY NOTICE FOR EXTENSION FOR ANY REASON. NO VOTE, CONSENT OR ELECTION OF CAROLINA GROUP STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE REDEMPTION.

This Instruction Booklet to the Letter of Transmittal provides information and instructions on how to properly complete the Letter of Transmittal. We urge you to read this Instruction Booklet and the Information Statement, dated                     , 2008. After carefully reviewing these materials, please complete the Letter of Transmittal and return it to the exchange agent at one of the addresses listed below. You should only complete the Letter of Transmittal if you hold certificates representing shares of Carolina Group Stock.

The Redemption Agent for the Redemption is:

Mellon Investor Services LLC

By Overnight Delivery and Hand Delivery:	By Mail:

Newport Office Center VII	P.O. Box 3001
480 Washington Boulevard	South Hackensack
Mail Drop—Reorg	New Jersey 07606
Attn: Reorganization Dept., 27th Floor	Attn: Reorganization Dept.
Jersey City, NJ 07310

(For eligible institutions only)

Facsimile Transmission:

(201) 680-4626

Confirm Receipt of Facsimile

By Telephone:

(201) 680-4860

IMPORTANT—PLEASE READ THIS INSTRUCTION BOOKLET CAREFULLY BEFORE

COMPLETING THE LETTER OF TRANSMITTAL

Reference is made to the Information Statement, dated                     , 2008 (the “Information Statement”), the Letter of Transmittal for the Redemption and this Instruction Booklet to such Letter of Transmittal (the “Instruction Booklet”), which, together with any amendments or supplements thereto or hereto, constitute the Redemption by Loews Corporation, a Delaware corporation (“Loews”), of all outstanding shares of Carolina Group Stock (“Carolina Group Stock”) that are surrendered upon the terms and subject to the conditions set forth herein and in the Information Statement.

The Redemption Date is currently scheduled for 9:00 a.m., New York City time, on                     , 2008.

By executing the Letter of Transmittal:

1. You irrevocably constitute and appoint Mellon Investor Services LLC, the Redemption Agent, as your true and lawful agent and attorney-in-fact with respect to such surrendered shares of Carolina Group Stock, with full knowledge that the Redemption Agent also acts as Loews’s agent, and with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest): (a) (i) to cause to be delivered stock certificates representing such surrendered shares of Carolina Group Stock or (ii) to surrender shares into book-entry accounts maintained by The Depository Trust Company, together in either such case with all accompanying evidences of transfer and authenticity (such as a power of attorney, letter of testamentary or a letter of appointment), to Loews and, upon the acceptance by Loews of such surrendered shares of Carolina Group Stock, to cause the receipt of shares of Lorillard Common Stock to which you are entitled; (b) to present certificate(s) representing such surrendered shares of Carolina Group Stock, if applicable, for transfer on Loews’s stockholder record books; and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares all in accordance with the terms of this Redemption.

2. You acknowledge that you have received the Information Statement, the Letter of Transmittal for the Redemption and this Instruction Booklet.

3. You acknowledge that upon surrender of your shares of Carolina Group Stock, you will be entitled (a) to book-entry credit to accounts maintained by Lorillard’s transfer agent representing shares of Lorillard Common Stock, or (b) if subsequently requested, to receive stock certificates representing shares of Lorillard Common Stock.

4. You represent and warrant as follows: (a) you have full power and authority to surrender, sell, assign and transfer the shares of Carolina Group Stock that you have surrendered (and any and all other shares of Carolina Group Stock or other securities issued or issuable in respect of such shares); (b) upon surrender of your shares of Carolina Group Stock, Loews will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances; and (c) that none of such shares of Carolina Group Stock will be subject to any adverse claim at the time Loews accepts such shares for Redemption.

You will, upon request, execute and deliver any additional documents that the Redemption Agent or Loews deem to be necessary or desirable to complete the sale, assignment and transfer of the shares of Carolina Group Stock that you have surrendered. All authority conferred by you or agreed to be conferred by you in the Letter of Transmittal for the Redemption and all of your obligations hereunder and thereunder shall be binding upon your successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

5. You understand that Loews’s acceptance of shares surrendered in connection with this Redemption will constitute a binding agreement between you and Loews upon the terms and subject to the conditions of the Information Statement, this Instruction Booklet and the Letter of Transmittal for the Redemption.

6. You understand that, upon Loews’s acceptance of any of the shares of Carolina Group Stock that you have surrendered, you will be deemed to have accepted the shares of Lorillard Common Stock exchanged therefore and will be deemed to have relinquished all rights with respect to the accepted shares of Carolina Group Stock.

7. You understand that on the Redemption Date, all rights of a holder of shares of Carolina Group Stock will cease, except for the right to receive shares of Lorillard Common Stock.

8. You understand that from and after the Redemption Date, Lorillard and Loews will be entitled to treat outstanding shares of Carolina Group Stock that have not been surrendered for Redemption as shares of Lorillard Common Stock for all relevant purposes, including with respect to dividends and distributions. A holder of shares of Carolina Group Stock who does not surrender those shares for exchange, will not receive dividends or distributions paid on Lorillard Common Stock following the Redemption Date.

9. You understand that (a) the Redemption Agent will cause to be credited to book-entry accounts the shares of Lorillard Common Stock to which you are entitled in the name(s) of the registered holder(s) shown on the Letter of Transmittal, and (b) Lorillard's transfer agent will mail the confirmation of shares of Lorillard Common Stock to which you are entitled to the address(es) of the registered holder(s) shown on the Letter of Transmittal. If you are eligible or required to complete the sections entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the reverse side of the Letter of Transmittal and such sections are properly completed (and accompanied by all necessary and proper documentary evidence, such as a power of attorney), the shares of Lorillard Common Stock to which you are entitled will be issued in the name(s) of, and such confirmation (and accompanying documents, as appropriate) will be mailed to, the person(s) so indicated.

10. You understand that the delivery and surrender of the shares of Carolina Group Stock is not effective, and the risk of loss of the shares of Carolina Group Stock (including shares of Carolina Group Stock surrendered with the Letter of Transmittal) does not pass to the Redemption Agent, until the Redemption Agent receives the Letter of Transmittal, duly completed and signed, or an agent's message in connection with a book-entry transfer of shares, together with all accompanying evidences of authority in form satisfactory to Loews and any other required documents. YOU UNDERSTAND THAT ALL

QUESTIONS AS TO THE FORM OF DOCUMENTS (INCLUDING NOTICES OF WITHDRAWAL) AND THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR SURRENDER OF SHARES OF CAROLINA GROUP STOCK WILL BE DETERMINED BY LOEWS IN ITS SOLE DISCRETION AND SUCH DETERMINATION SHALL BE FINAL AND BINDING UPON ALL CAROLINA GROUP STOCKHOLDERS.

11. Loews is not required to complete the Redemption under certain conditions described in the section entitled “The Redemption—Conditions for Completion of the Redemption,” and if any of those conditions occur, Loews may either terminate the Redemption or waive the unsatisfied condition and complete the Redemption.

ADDITIONAL INSTRUCTIONS

Forming Part of the Terms and Conditions of this Redemption

(1) Signatures on Letter of Transmittal; Stock Powers and Endorsements. If the Letter of Transmittal is signed by the registered holder(s) of the shares of Carolina Group Stock tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the shares of Carolina Group Stock surrendered by the Letter of Transmittal are held of record by two or more joint owners, each such owner must sign the Letter of Transmittal.

If any of the shares of Carolina Group Stock surrendered by the Letter of Transmittal are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal or any share certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit to the Redemption Agent proper evidence satisfactory to Loews of the authority of such person to so act. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

If the Letter of Transmittal is signed by the registered holder(s) of the shares of Carolina Group Stock listed and transmitted thereby, no endorsements of share certificates or separate stock powers are required.

If the certificates of Carolina Group Stock are registered in the name of a person other than the person who signs the Letter of Transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders(s) appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed by an Eligible Institution (as defined below in section (b)).

(2) Signature Guarantees. All signatures on the Letter of Transmittal must be guaranteed by a firm which is a member in good standing of the Security Transfer Agent’s Medallion Program (STAMP) or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered holder(s) of shares of Carolina Group Stock (which term, for purposes of this document, shall include any participant in The Depositary Trust Company whose name appears on a security position listing as the owner of shares of Carolina Group Stock) tendered therewith, and such holder(s) has (have) not completed the box entitled “Special Issuance Instructions” on the Letter of Transmittal or (b) such shares of Carolina Group Stock are tendered for the account of an Eligible Institution.

Holders of Carolina Group Stock may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signature on such documents may also need to be guaranteed. See Instruction 1 of this Instruction Booklet.

(3) Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedures. The Letter of Transmittal is to be completed by Carolina Group stockholders if certificates representing shares of Carolina Group Stock are to be forwarded to the Redemption Agent.

If a stockholder holds certificates representing shares of Carolina Group Stock, to validly tender shares of Carolina Group Stock pursuant to this Redemption, the stockholder must deliver to the Redemption Agent at one of the addresses listed on the front of this Instruction Booklet a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees and any other required documents, and, if applicable, the certificates representing the shares of Carolina Group Stock surrendered. The Redemption Agent must receive the Letter of Transmittal and, if applicable, the certificates for shares of Carolina Group Stock, at one of its addresses listed on the front of this Instruction Booklet prior to the Redemption Date.

A holder of shares of Carolina Group Stock who does not surrender those shares for exchange, will not receive dividends or distributions paid on Lorillard Common Stock following the Redemption Date.

If you hold Carolina Group Stock through a bank, broker, trust company or other nominee, you should not use the Letter of Transmittal to direct the surrender of your shares, but instead should follow the instructions sent to you by such nominee. Your nominee must notify The Depository Trust Company and cause it to transfer the shares into the Redemption Agent’s account in accordance with The Depository Trust Company’s procedures. The nominee must also ensure that the Redemption Agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your shares of Carolina Group Stock. The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the Redemption Agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgement from the participant in The Depository Trust Company surrendering the Carolina Group Stock which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and this Instruction Booklet and that Loews may enforce that agreement against the participant.

The signatures on the Letter of Transmittal cover the shares of Carolina Group Stock surrendered thereby. If shares of Carolina Group Stock are forwarded to the Redemption Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

The method of delivery of the shares of Carolina Group Stock, the Letter of Transmittal, the certificate(s) representing shares of Carolina Group Stock and all other required documents, including delivery through The Depository Trust Company, is at the sole risk of the surrendering stockholder. The delivery will be deemed made only when actually received by the Redemption Agent (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

All surrendering stockholders, by executing the Letter of Transmittal (or a manually signed facsimile thereof), waive any right to receive any notice of acceptance of their shares of Carolina Group Stock for exchange.

(4) Inadequate Space. If the space provided on the front side of the Letter of Transmittal is inadequate, the number of shares of Carolina Group Stock surrendered and the share certificate numbers with respect to such shares of Carolina Group Stock should be listed on a separate signed schedule attached thereto.

(5) Stock Transfer Taxes. Except as otherwise provided in this Instruction 5, Loews will pay or cause to be paid all stock transfer taxes, if any, payable as a result of the transfer to it of any shares of Carolina Group Stock surrendered, and the transfer to those stockholders of shares of Lorillard Common Stock pursuant to this Redemption. If, however, delivery of the consideration in respect of this Redemption is to be made to any person other than the registered holder(s), or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the overall consideration paid unless evidence satisfactory to Loews of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing the shares of Loews Common Stock tendered by the Letter of Transmittal.

(6) Special Issuance and Delivery Instructions. If shares of Lorillard Common Stock are to be issued in the name of a person other than the signer of the Letter of Transmittal or if a check is to be sent to a person other than the registered holder or to an address other than that set forth on the front part of the Letter of Transmittal, the appropriate box(es) on the Letter of Transmittal must be completed.

(7) Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Information Statement, the Letter of Transmittal, and this Instruction Booklet (including the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9) may be directed to the Redemption Agent at its address and phone number set forth below, or from your broker, bank, trust company or other nominee.

(8) Waiver of Conditions. Loews reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, to this Redemption at any time, subject to applicable law.

(9) Substitute Form W-9. The surrendering stockholder is required to provide the Redemption Agent with a correct taxpayer identification number (“TIN”), generally the stockholder’s social security or federal employer identification number, on the Substitute Form W-9 which is included on the Letter of Transmittal, and to certify whether the stockholder is subject to backup withholding of U.S. federal income tax. If a tendering stockholder is subject to federal backup withholding, the stockholder must cross out item (2) of the “Certification” box of the Substitute Form W-9. Failure to provide a correct TIN or the proper certification on the Substitute Form W-9 may subject the tendering stockholder to a $50 penalty imposed by the Internal Revenue Service (“IRS”) and a 28.0% federal backup withholding tax on the distribution of the securities and cash in lieu of fractional shares, if any. If the surrendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN, sign and date the Substitute Form W-9 and complete the “Certification of Payee Awaiting Taxpayer Identification Number” in order to avoid backup withholding. If “Applied For” is written and the Redemption Agent is not provided with a TIN within 60 days of its receipt of the Substitute Form W-9, the Redemption Agent will withhold 28.0% on all payment of the purchase price until a correct TIN is provided to the Redemption Agent.

Some Loews stockholders (including, among others, all corporations) are not subject to these backup withholding and reporting requirements. Foreign stockholders must submit an applicable IRS Form W-8 or Form W-8BEN, signed under penalties of perjury to avoid backup withholding. Such forms may be obtained from the Redemption Agent.

Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules is allowable as a refund or credit against a stockholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

(10) Lost, Destroyed or Stolen Certificates. If any certificate(s) representing shares of Carolina Group Stock has (have) been mutilated, lost, destroyed or stolen and the stockholder wishes to tender such shares, the stockholder must complete the Affidavit of Lost Certificate on the reverse side of the Letter of Transmittal. The stockholder will also need to pay a surety bond for such lost shares if the number of lost shares is greater than 2,500 shares, inclusive of the first 2,500 shares. Upon receipt of the completed Letter of Transmittal with the Affidavit of Lost Certificate and the surety bond payment, if applicable, such stockholder’s Carolina Group Stock will be included in this Redemption.

(11) Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of any surrender of shares of Carolina Group Stock will be determined by Loews in its sole discretion, and Loews’s determinations shall be final and binding. Loews reserves the absolute right to waive any of the conditions of this Redemption (other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Lorillard Common Stock to be issued in this Redemption), or any defect or irregularity in the tender of any shares of Carolina Group Stock. None of Loews, the Redemption Agent or any other person is or will be obligated to give notice of any defects or irregularities in the surrender of Carolina Group Stock and none of them will incur any liability for failure to give any such notice. Loews’s interpretation of the terms and conditions of this Redemption, including the Letter of Transmittal and this Instruction Booklet, will be final and binding.

IMPORTANT:

The Letter of Transmittal (or a manually signed facsimile thereof) together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Redemption Agent prior to the Redemption Date and, if applicable, certificates for surrendered shares of Carolina Group Stock must be received by the Redemption Agent.

FORM GUIDELINES FOR CERTIFICATION ON TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number (“TIN”) or you don’t know your number, obtain a Form SS-5, Application for a Social Security Card, a Form W-7, Application for I.R.S. Individual Taxpayer Identification Number, or a Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees and Payments Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

•	A corporation.
•	A financial institution.
•

An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account, or a custodial account under section 403(b)(7) of the Code, if the account satisfies the requirements of section 401(f)(2) of the Code.

•	The United States or any agency or instrumentality thereof.
•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency thereof.
•	An international organization, or any agency or instrumentality thereof.
•	A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584(a) of the Code.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A foreign central bank of issue.

Further, an exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code is similarly exempted, except on broker transactions. Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made be certain foreign organizations.
•	Payments made by an Employee Stock Ownership Plan pursuant to section 404(k) of the Code.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
•	Payments described in section 6049(b)(5) of the Code to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451 of the Code.
•	Payments made by certain foreign organizations.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE SUBSTITUTE FORM W-9 AS FOLLOWS:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDINGS, GIVE THE PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the treasury regulations thereunder.

Privacy Act Notice—Section 6109 requires most recipients of dividend, interest or other payments to give tax payer identification numbers to payers who must report the payments to the Internal Revenue Service (the “IRS”). The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Certain penalties may also apply.

Penalties

12. Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

13. Failure to Report Certain Dividend and Interest Payments—If you fail to properly include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

14. Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

15. Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

16. Misuse of Taxpayer Identification Numbers—If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

FORM OF GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of—
1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorship account	The owner(3)
6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the representative or trustee unless the legal entity itself is not designated in the account title)(4)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of—

7.	Corporate Account	The corporation

8.	Partnership account held in the name of the business	The partnership

9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10.	A broker or registered nominee	The broker or nominee

11.	Account with the Department of Agriculture in the name of the public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Show the name of the owner. The name of the business or the “doing business as” name may also be entered. Either the social security number or the employer identification number may be used.
(4)	List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Resident Aliens:	If you are a resident alien and you do not have, and are not eligible to get, a Social Security number, your TIN is your IRS individual taxpayer identification number (“ITIN”). Enter it on the portion of the Substitute Form W-9 where the Social Security number would be entered. If you do not have an ITIN, see “Obtaining Number” above.